Exhibit 99.1

NEWS RELEASE

RAMBUS REGAINS COMPLIANCE WITH NASDAQ

LOS ALTOS, Calif. – October 22, 2007 – Rambus Inc. (NASDAQ:RMBS) today announced it has received notification from the staff of the NASDAQ Stock Market LLC (the “Nasdaq”) stating the Company has regained compliance with all Nasdaq rules, including Rule 4310(c)(14). This determination is based on the Company having filed its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 on September 14, 2007, and having filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 on October 17, 2007. Consequently, the review by the Board of Directors of the Nasdaq of an earlier decision issued by the Nasdaq Listing and Hearing Review Council to suspend Rambus’ common stock has been closed and Rambus’ securities will continue to be listed on the Nasdaq.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 relating to the continued listing of Rambus’ common stock on the Nasdaq Global Select Market. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by Rambus’ management, and there can be no assurance concerning the continued listing on the Nasdaq Global Select Market. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described in Rambus’ periodic reports filed with the SEC. Rambus undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip architectures. Additional information is available at www.rambus.com.

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RMBSFN

Press Contact:

Linda Ashmore

Rambus Inc.

(650) 947-5411

lashmore@rambus.com